Exhibit 99.2

Getty Images Advances Financial Restructuring to Strengthen Balance Sheet and Support Future Growth

Paves Way for Equity Investment of Up to $533 Million from Getty Family and Koch Equity Development, Significant Debt Reduction, and Resolution of Non-Operating Legal Liabilities

Initiates Prepackaged Chapter 11 Process to Implement Agreed-Upon Plan of Reorganization, With No Impact on Operations, Employees, Contributors, Partners, or Customers

NEW YORK, October 21, 2026 – Getty Images Holdings, Inc. (OTCPK: GETY) (“Getty Images” or the “Company”), the preeminent source of authentic global visual content and coverage, today announced that it has moved forward to implement its previously disclosed financial restructuring, which includes an equity investment of up to $533 million from members of the Getty family, through certain of their affiliated entities, and affiliates of Koch Equity Development (“KED”) (together, the “Equity Investors”), as well as a significant reduction in the Company’s outstanding debt. With non-operating legal liabilities addressed and a substantially strengthened balance sheet, Getty Images will be well positioned to invest in future growth, continue serving customers and supporting contributors globally, and execute against its long-term strategy.

The Company has launched a solicitation process for formal approval of the prepackaged plan of reorganization and, to implement the plan in the most efficient manner, has commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware (the “Court”) for certain of its U.S. entities. Under a Restructuring Support Agreement entered into on October 12, 2026, the plan already has the support of the Company’s major financial stakeholder groups, including the Equity Investors and lenders across the capital structure.

Getty Images will continue operating in the ordinary course throughout the process. There is no anticipated impact on content contributors, partners, customers, employees, or vendors, and the Company expects to continue fulfilling obligations and serving stakeholders as usual.

“Today’s filing is a procedural step to implement the financial restructuring previously announced. Getty Images continues to operate normally, serving customers and supporting contributors and partners around the world. This process addresses our capital structure and certain non-operating liabilities and supports expanded investment into our content and services,” said Craig Peters, Chief Executive Officer of Getty Images.

The Company expects to complete the restructuring by year end after customary regulatory approvals are obtained and emerge as a privately held company owned by the Equity Investors.

Additional Information about the Court Process

As part of the process, the Company has filed with the Court a series of customary motions to facilitate fulfilling commitments to employees, serving customers, and making pre- and post-filing payments to vendors in the ordinary course. The Company expects to fund the restructuring with financing from an affiliate of KED of up to $143 million, in addition to cash generated from ongoing operations.

Additional information about the process is available in the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission and at https://restructuring.ra.kroll.com/GettyImages or by contacting Kroll at GettyImagesInfo@ra.kroll.com or 844-408-3675 (toll-free) or 646-825-2402 (international).

Advisors

Simpson Thacher & Bartlett and Cole Schotz P.C. are serving as counsel, Guggenheim Securities, LLC is serving as investment banker, Alvarez & Marsal North America, LLC is serving as financial advisor, and Kekst CNC is serving as strategic communications advisor to the Company. Gibson, Dunn & Crutcher LLP is serving as legal counsel and Houlihan Lokey Capital, Inc. is serving as investment banker to the ad hoc group of secured creditors. Akin Gump Strauss Hauer & Feld LLP is serving as legal counsel and Perella Weinberg Partners LP is serving as investment banker to the ad hoc committee of unsecured creditors. Milbank LLP is serving as legal advisor to the agent for the revolving lenders. Jones Day is serving as legal advisor and Rothschild & Co is serving as financial advisor to KED. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor and Moelis & Company LLC is serving as financial advisor to members of the Getty Family, through certain of their affiliated entities.

About Getty Images

Getty Images (OTCPK: GETY) is the preeminent source of global visual content and coverage that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 600,000 content creators and over 360 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end-to-end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

About Koch Equity Development

Koch Equity Development is the principal investment and acquisition arm of Koch, Inc. (“Koch”), one of the largest privately held businesses in America. Since 2012, KED has deployed more than $40 billion in equity investments and acquisitions. With revenues that have exceeded $125 billion, Koch companies employ about 130,000 people worldwide, with nearly half of those in the United States.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this press release include, but are not limited to, statements regarding the Restructuring Support Agreement, the financial restructuring, the Chapter 11 proceedings, the prepackaged plan of reorganization, the solicitation process, the equity investment by the Equity Investors, the financing from KED, the expected timing of completion of the restructuring and emergence, the Company’s expected operations during the Chapter 11 proceedings and the expected treatment of claims and interests. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control.

These forward-looking statements are subject to a number of risks and uncertainties, including: the Company’s ability to consummate the financial restructuring on the terms set forth in the Restructuring Support Agreement or at all; the Company’s ability to satisfy the milestones and other conditions under the Restructuring Support Agreement, the equity commitment letter contemplated thereby and the financing from KED, and the risk that any of them is terminated; the Company’s ability to obtain the requisite acceptances of the prepackaged plan of reorganization and to obtain Court approval of the financing, the plan and other motions and requests filed in the Chapter 11 proceedings; risks attendant to the Chapter 11 process, including the effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations and business, and on its relationships with customers, content contributors, suppliers, employees and other third parties; objections to the financial restructuring, the financing or other pleadings that could protract the Chapter 11 proceedings; the length of time the Company will operate under Chapter 11 protection; increased legal and other professional costs; the receipt of required regulatory approvals; the treatment of existing equity interests under the plan, which would result in holders of the Company’s Class A common stock not receiving or retaining any property on account of such interests; the outcome of the warrant litigation and related matters; the delisting of the Company’s Class A common stock from the New York Stock Exchange and the limited trading market for the Class A common stock on the OTC Pink Limited Market; the risk that the Company may lose the right to use “Getty Images” trademarks; the risks associated with the Company’s expression of substantial doubt about its ability to continue as a going concern; the Company’s ability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; the Company’s ability to attract and retain customers and key personnel; the risk that the Company operates in a highly competitive market; the legal, social and ethical issues relating to the use of new and evolving technologies, such as artificial intelligence; the risks of technological interruptions or cybersecurity vulnerabilities; changes in applicable laws or regulations; and other risks and uncertainties identified in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2026 (the “2025 Form 10-K”), and in the Company’s other filings with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

The risks described under the heading “Item 1A. Risk Factors” in the 2025 Form 10-K and in the Company’s other filings with the SEC are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Solicitation or Offer

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code and/or another exemption under the Securities Act and any state securities laws. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any Chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and/or disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Media Contact

Getty Images

Anne Flanagan

Anne.Flanagan@gettyimages.com

Investor Contact
Getty Images
Steven Kanner
Investorrelations@gettyimages.com

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